Abrams Garfinkel Margolis Bergson, LLP
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                    Opinion of Counsel and Consent of Counsel

Board of Directors
LitFunding Corp.

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as securities counsel for LitFunding Corp. a Nevada corporation (the "Company"). You have requested our opinion in connection with the registration by the Company of 27,500 shares (the "Shares") of its common stock to be registered pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (such registration statement, as amended or supplemented is hereinafter referred to as the "Registration Statement"). The Shares are to be issued to Ryan Neely under the Company's Agreement with Format Inc. (the "Agreement") which shall be administered by the Company's Board of Directors.

You have advised that:

1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

2. The Company has entered into the Agreement with Format Inc., the terms of which provides for, among other things, the issuance of 27,500 shares of its $.001 par value common stock to Ryan Neely as payment for services provided by Format Inc.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. Further, subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Agreement and the Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states of foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of common stock of the Company.



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LitFunding Corp.
July 19, 2005
Page 2

Further, with respect to the issuance of the shares to the individual set forth in the paragraph above, we are of the opinion that the person is an eligible individual performing bona fide and proper services as an employee pursuant to the Agreement and may be issued shares of the Company's common stock registered on the Company's Registration Statement on Form S-8 without restriction on transfer or restrictive legend.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the recipient, once properly and legally issued pursuant to the Agreement as described in the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our firm under the heading in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may not be incorporated by reference in a subsequent registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities issuable under the Agreement.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Nevada or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.




Sincerely,


/s/ Abrams Garfinkel Margolis Bergson, LLP
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Abrams Garfinkel Margolis Bergson, LLP
July 19, 2005